UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2006

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 2, 2006, Hercules Offshore, Inc. (the “Company”) announced that Mr. Thomas E. Hord, Vice President, Operations and Chief Operating Officer of Hercules Drilling Company, LLC, a wholly-owned subsidiary of the Company (“Drilling”), retired effective November 1, 2006. In connection with Mr. Hord’s retirement, the Employment Agreement and the Stock Option Award Agreement he had entered into with Drilling and the Company were amended as of October 31, 2006 to (i) provide that the term of the Employment Agreement expired on October 31, 2006, (ii) provide for a pro-rated bonus payment of $150,000, and (iii) extend the exercise period relating to Mr. Hord’s outstanding stock options in the Company to March 14, 2007.

On November 2, 2006, the Company also announced that the Company has entered into an Expatriate Employment Agreement with Don P. Rodney dated November 1, 2006 (the “Rodney Agreement”) pursuant to which Mr. Rodney will continue to serve as President of Hercules International Holdings Ltd., a wholly owned subsidiary of the Company (“Holdings”), and will be relocated to Holdings’ principal offices in the Cayman Islands. The Agreement provides for, among other things, (i) a two-year term, (ii) bi-weekly base salary of US $6,153.84, (iii) the opportunity to receive an annual performance bonus of from 30% to 60% of base salary, (iv) health benefits, (v) equalization of the tax benefits or burdens attributable to Mr. Rodney’s residence in the Cayman Islands, (vi) the provision by the Company to Mr. Rodney of furnished housing in the Cayman Islands, (vii) reimbursement by the Company of real estate brokerage fees paid by Mr. Rodney in connection with the sale of his home in Texas and (viii) certain severance benefits payable to Mr. Rodney in the event that he is terminated without cause prior to the expiration of the term of the Agreement (including the continuation of salary for the longer of 12 months or the remainder of the term of the Agreement and the payment of the target bonus for the year in which such termination occurs).

The foregoing descriptions of the amendments to the Employment Agreement and the Stock Option Award Agreement with Mr. Hord and the Rodney Agreement are qualified in their entirety by reference to the applicable agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On November 2, 2006, the Company issued a press release announcing various management changes. The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Amendment to Employment Agreement, dated October 31, 2006, between Hercules Drilling Company, LLC and Thomas E. Hord.

10.2	—	Expatriate Employment Agreement, dated November 1, 2006, between Hercules Offshore, Inc. and Don P. Rodney.

10.3	—	Amendment to Stock Option Award Agreement, dated October 31, 2006, between Hercules Offshore, Inc. and Thomas E. Hord.

99.1	—	Press Release dated November 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: November 2, 2006	By:	/s/ Steven A. Manz
Steven A. Manz
Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Amendment to Employment Agreement, dated October 31, 2006, between Hercules Drilling Company, LLC and Thomas E. Hord.

10.2	—	Expatriate Employment Agreement, dated November 1, 2006, between Hercules Offshore, Inc. and Don P. Rodney.

10.3	—	Amendment to Stock Option Award Agreement, dated October 31, 2006, between Hercules Offshore, Inc. and Thomas E. Hord.

99.1	—	Press Release dated November 2, 2006.

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